EXHIBITS 5.1, 8.1 AND 23.1
                                                      --------------------------






                                                                January 13, 1997




ICIFC Secured Assets Corp.
20371 Irvine Avenue, Suite 200
Santa Ana Heights, California 92707

                           Re:      ICIFC Secured Assets Corp.
                                    Mortgage Pass-Through Certificates
                                    and Mortgage-Backed Notes;
                                    REGISTRATION STATEMENT ON FORM S-3
                                    ----------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to ICIFC Secured Assets Corp., a California corporation (the "Registrant") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates ("Certificates") and Mortgage-Backed Notes ("Notes"; and together with Certificates, "Securities"), and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement"). The Certificates are issuable in series under separate pooling and servicing agreements (each such agreement, a "Pooling and Servicing Agreement"), among the Registrant, a master servicer to be identified in the prospectus supplement for such series of Certificates and a trustee to be identified in the prospectus supplement for such series of Certificates. Each Pooling and Servicing Agreement will be substantially in the forms filed as an Exhibit to the Registration Statement. The Notes are issuable in series pursuant to separate indentures (each such indenture, an "Indenture"), between an issuer and an indenture trustee, each to be identified in the prospectus supplement for such series of Notes. Each Indenture will be substantially in the form filed as an Exhibit to the Registration Statement.



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ICIFC Secured Assets Corp.
January 13, 1998                                                         Page 2.

                  In connection with rendering this opinion letter, we have examined the forms of the Pooling and Servicing Agreements and Indenture contained as Exhibits in the Registration Statement, the Registration Statement and such records and other documents as we have deemed necessary. As to matters of fact, we have examined and relied upon representations or certifications of officers of the Registrant or public officials. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents. We have assumed that all parties, other than the Registrant, had the corporate power and authority to enter into and perform all obligations thereunder, and, as to such parties, we also have assumed the enforceability of such documents.

                  In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction. This opinion letter is further subject to the qualification that enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other laws affecting the enforcement of the rights of creditors generally and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law.

                  Based on the foregoing, we are of the opinion that:

                  1. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Pooling and Servicing Agreement will be a legal and valid obligation of the Registrant.

                  2. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, such Indenture will be a legal and valid obligation of the applicable issuer.

                  3. When a Pooling and Servicing Agreement for a series of Certificates has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Certificates of such series have been duly executed and authenticated in accordance with the provisions of that Pooling and Servicing Agreement, and issued and sold as contemplated in the Registration Statement and the prospectuses and prospectus supplements delivered in connection therewith, such Certificates will be legally and validly issued and outstanding, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of that Pooling and Servicing Agreement.

                  4. When an Indenture for a series of Notes has been duly authorized by all necessary action and duly executed and delivered by the parties thereto, and when the Notes of such series have been duly executed and authenticated in accordance with the provisions of that

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ICIFC Secured Assets Corp.
January 13, 1998
                                                                         Page 3.

Indenture, and issued and sold as contemplated in the Registration Statement and the prospectuses and prospectus supplements delivered in connection therewith, such Notes will be legally and validly issued and outstanding, fully paid and non-assessable, and will be binding obligations of the applicable issuer, and the holders of such Notes will be entitled to the benefits of that Indenture.

                  5. The description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectuses contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Securities, is accurate with respect to those tax consequences which are discussed.

                  We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectuses and prospectus supplements included in the Registration Statement under the heading "Legal Matters", and in the prospectuses included in the Registration Statement under the heading "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                                     Very truly yours,


                                                     /s/ Thacher Proffitt & Wood
                                                     THACHER PROFFITT & WOOD